OMEGA ENVIRONMENTAL, INC.                                            EXHIBIT 11
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING




                                                             Number       Weighted
                                                  Number     of Days   Average Shares
                                                 of Shares     O/S    (275 Day Period)
                                                -----------  --------  ---------------
Non-Escrow Shares at March 31, 1996             37,963,585      275   37,963,585
April -  Preferred Stock                           859,421      272      850,045
April -  C Warrants                                140,400      263      134,511
April - Other                                       78,617      245       70,040
May - Class action lawsuit settlement            1,737,063      239    1,509,666
May - Other                                         26,087      221       20,964
June - Unit Options                              1,345,991      189      925,063
June - Other                                        31,549      202       23,189
July - Unit Options                                450,845      168      275,926
July - Preferred Stock Conversion                   54,090      153       30,094
July - Other                                        35,416      172       22,169
August - Preferred Stock Conversion                 57,388      145       30,259
August - Other                                      27,198      135       13,344
September  - Preferred Stock Conversion            134,485       98       47,926
September - Other                                   68,547       92       22,932
October - Preferred Stock Conversion               289,108       81       85,055
October - Other                                      9,936       87        3,143
November - Preferred Stock Conversion            3,315,712       36      432,759
December - Preferred Stock Conversion            1,287,739       21       98,733
December - Other                                   161,677       29       16,844    Historical   Historical
                                                                                        Loss    Loss Per Share
                                                -----------           ---------------------------------------
Total Historical Non-Escrow or Treasury Shares  48,074,854            42,576,247   (13,644,338)        (0.32)
                                                                      ---------------------------------------
                                                                      ---------------------------------------

Parks escrowed shares                               75,000
Fedco escrowed shares                               26,087
Gurr escrowed shares                               133,883
Treasury Shares                                    100,000


                                                -----------
Total Issued & Outstanding Shares               48,409,824
                                                -----------
                                                -----------


                                                                      EXHIBIT 11
OMEGA ENVIRONMENTAL, INC.
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING




                                                           Number      Weighted
                                                 Number    of Days   Average Shares
                                                of Shares    O/S     (92 Day Period)
                                               ----------- -------   ---------------

Non-Escrow Shares at September 30, 1996        43,010,682    92        43,010,682
October - Preferred Stock Conversion              289,108    81           254,242
October - Other                                     9,936    87             9,396
November - Preferred Stock Conversion           3,315,712    38         1,355,324
December  - Preferred Stock Conversion          1,287,739    21           295,122
December - Other                                  161,677    10            17,476    Historical     Historical
                                                                                        Loss    Loss Per Share
                                               -----------             ---------------------------------------
Total Historical Non-Escrow or Treasury Shares 48,074,854             44,942,242   (12,639,133)        (0.28)
                                                                       ---------------------------------------
                                                                       ---------------------------------------

Parks escrowed shares                              75,000
Fedco escrowed shares                              26,087
Gurr escrowed shares                              133,883
Treasury Shares                                   100,000


                                               -----------
Total Issued & Outstanding Shares              48,409,824
                                               -----------
                                               -----------

